EXHIBIT 10.4


                         CONTRACT RENEWAL AND EXTENSION



                                       for


                                  King Soopers
                                    65 Tejon
                                 Denver CO 80223



                                   AUGUST 1999


                             C O N F I D E N T I A L


                                One Source [Logo}
                               Technologies, Inc.
                               2329 W Mescal #304
                                Phoenix AZ 85029


                          PHOENIX   DENVER   LAS VAGAS

                        RENO   ALBUQUERQUE   SALT LAKE CITY

                              SACREMENTO   TUCSON








                 (C) Copyright 1999 OneSource Technologies, Inc.
                              All rights reserved.

The Agreement between OneSource Technologies, Inc. and King Soopers, dated 1 September, 1998, (hereafter "the Agreement") is hereby renewed and extended to encompass the period 1 September, 1999, through 31 August, 2002 (Three Years). The Agreement is attached hereto and made a part of this contract renewal and extension by reference. Other than the extended date changes noted herein, all other terms and conditions of the Agreement remain in full force and effect with the exception of the following adjustments.

EQUIPMENT COVERAGE INCLUDES:

On-Site Service and Repair
  Register Systems - All Locations and including:
      Registers (4683,  4693, 4694  Configurations)  (8 hours per day, 7 days per week) Keyboards  Receipt Printers
                LED Displays  Cash Drawers  Logic  Boards,  Power
                Supplies, and Local (only)  Cables/Connectors IBM
                Bar Code Readers (Hand Held)
      Controllers (Netfinity,  9557, 750, 310 Configurations) (24
                hours  per day,  7 days  per  week)  Keyboards  &
                Controllers Motherboards
                Servers (PCs)
                Logic Boards, Power Supplies, and Local (only) Cables/Connectors Monitors (Monochrome and Color)
  Scanners - All Locations and including: (8 hours per day, 7 days per week)
      NCR 7870-2000 Scanners (605 Total Scanners)
  Backroom Operations - All Locations and including:
  (8 hours per day, 7 days per week)
      Vericash Units       (Currently in 35 Stores)
      IBM 2380 Printers  (5 Printers per Store)

On-Site Swap Out Service
  Scanner/Scales - All Locations and including:
  (8 hours per day, 7 days per week)
      All Scanner/Scales (Except NCR 7870-2000 Models)

WARRANTY SERVICE
OneSource will continue to provide coverage of IBM warranty service. IBM warranty coverage has certain restricted limitations. OneSource service on IBM warranted equipment far exceeds IBM's efforts. The following list outlines the "extra" coverage OneSource provides to King Soopers on IBM warranty calls.

                    Type of Coverage                                                      IBM            OneSource
                                                                                                         Technologies

Service Hours 8 - 5 Monday - Friday                                                       Covered         Covered
Parts Replacement at no cost to consumer                                                  Covered         Covered
No labor charges to consumer                                                              Covered         Covered
Technician response time of 4 hours until technician is on-site                           Attempted       Covered
Premium Service Hours on Register Systems & "Non-Mission Critical" 7 Days/Week            Not Covered     Covered
Premium Service Hours on Controllers 24 Hours per Day Seven Days per Week                 Not Covered     Covered
Physical Damage as a result of abuse, negligence, or "crashing cart" or "spilling soda."  Not Covered     Covered
Assistance with software problem resolution                                               Not Covered     Covered
Repairs associated with non-IBM options, adapters, memory                                 Not Covered     Covered
Installation, configuration, and equipment setup                                          Not Covered     Covered
Telephone support and customer training                                                   Not Covered     Covered
Preventive Maintenance performed on regular basis                                         Not Available   Covered
REPAIR time of 4 hrs. ("Non-mission critical") or 2 hrs. ("Mission critical")             Not Available   Covered
"Calling one vendor" convenience factor                                                   Not Available   Covered
On-line extensive reporting                                                               Not Available   Covered

FEE CALCULATIONS
Fees are calculated based on the original agreement and/or addenda fees with the addition of a 2.5% increase per year. In determining credit for IBM warranty OneSource based its calculations on 1) IBM's reimbursement rates as published in Warranty Service:Product Warranty/Reimbursement Rates dated 7/20/99, and 2) applying these rates to King Soopers' supplied schedule of equipment installations and OneSource's service experience on actual service calls for warranty equipment prorated for the contracted period. Based on this method, OneSource calculated the estimated warranty reimbursement to be $ 205,428.84 for the three year period. Traditionally, OneSource does not discount for warranty service until the end of the billing period. At that time, the total amount OneSource is reimbursed by the manufacturer is credited to OneSource's customer. In this way, the customer knows the full value of their warranty.

Notwithstanding the foregoing, however, and in the interest of furthering our relationship, OneSource has elected to adopt King Soopers' figures even though OneSource is unfamiliar with such a calculation. Using King Soopers' warranty credits, 68% of this credited warranty amount will be reapplied to OneSource's fees to account for the additional coverage OneSource offers that is "above and beyond" IBM's warranty service provisions.

The following table summarizes the fee calculations. These calculations are based on store counts and relative equipment counts provided by King Soopers. In the event these numbers change, fees will be adjusted based on additions or deletions of equipment and/or stores as outlined in the agreement.

                     Period of Coverage                   Amount

   Gross Fees       1 Sep 99 - 31 Aug 00               $ 637,932.88
                    1 Sep 00 - 31 Aug 01               $ 680,353.29
                    1 Sep 01 - 31 Aug 02               $ 700,390.61
                                                  -------------------
                                        Subtotal      $  2,018,676.78
                                                  -------------------
  IBM Warranty      1 Sep 99 - 31 Aug 00              $   (227,926.46)
     Credits
                    1 Sep 00 - 31 Aug 01              $   (202,361.19)
                    1 Sep 01 - 31 Aug 02              $    (93,033.48)
                                                  -------------------
                                        Subtotal      $   (523,321.13)
                                                  -------------------
Adjust Totals (Gross Fees - IBM Warranty)             $  1,495,355.65


    OneSource Additional   At 68% of IBM Warranty     $    355,858.37
     Fees for "Extended"
      Warranty Coverage
                                                  -------------------
                                       POS Totals     $   1,851,214.02     Per Store Per Year  $ 7,811.03
                                                  --------------------     Based on 79 Stores for 3 years

Vericash Units               Currently 35 Units       $     128,653.34
Two (2) additional units installed in October
                                                  --------------------
                                       GRAND TOTAL    $   1,979,867.36
                                                  ====================
                                        Per Month     $      54,996.32
Paid Invoice #19588 for 1 Sep 99 - 1 Oct 99           $      47,413.45
Additional Amount due                                 $       7,582.87
1 Oct 99 - 1 Nov 99 Invoice Amount                    $      62,579.18


All outstanding addenda, if executed, shall be subject the 2.5% price increases in subsequent one-year intervals. If executed, the fees will be invoiced per the outlined instructions in each addendum.

No other changes are being made at this time.

Executed this                   day of               199                .
              -----------------        -------------    ----------------


ONESOURCE TECHNOLOGIES, INC.              DILLON COMPANIES

/s/ Donald Gause                          /s/ J Scott Sanders
-----------------------------             -----------------------------
By                                        By and on behalf of its
                                             King Soopers Inc. Division
Donald Gause / Controller                 Scott Sanders
Printed Name and Title                    Printed Name and Title
                                          Dir. of Rtail Info. Systems